EXHIBIT 99.1

Press Release Source: Zanett, Inc

INRANGE GLOBAL CONSULTING JOINS ZANETT IT COMMONWEALTH

NEW YORK CITY, NY - April 26, 2004 - Zanett, Inc. ("Zanett") (NASDAQ:ZANE) today announced that its IT Commonwealth(TM) member Brandywine Computer Group ("BCG") has acquired INRANGE Global Consulting, an ERP consulting group, formerly owned by CNT (NASDAQ:CMNT). Based in Indianapolis, Indiana, INRANGE Global Consulting will combine their ERP practices with BCG and operate under the name of INRANGE Consulting. CNT has retained all other consulting practices acquired in 2003 from INRANGE Technologies, including storage infrastructure, storage networking, and regulatory compliance as well as other professional services and consulting practices in CNT's core focus areas.

INRANGE Global Consulting, a long-time PeopleSoft partner, is a leading consulting and technology services organization that provides high-value business solutions to clients across the Midwest. INRANGE Global Consulting was founded in 1997, as ONEX, Inc., to provide local market, customer-intimate solutions as an alternative to large IT consultancies and staff augmentation companies. The division has been a successful PeopleSoft partner for several years and was the number three ranked Silver partner for 2003 and achieved number one ranked partner in the Mid-market in Q4 of 2003.

BCG, previously a J.D. Edwards tier-one partner, is a premier PeopleSoft "Enterprise One" and PeopleSoft "World" software solutions and support services provider. BCG also delivers value-added consulting, design, integration and implementation services based on Microsoft Business Solutions' (NASDAQ:MSFT) Great Plains and Microsoft CRM products.

As the combined organization, INRANGE Consulting will provide business enhancement and technology solutions including: business process assessment, selection, implementation, and re-engineering consulting services across customer relationship management (CRM), supply chain management (SCM), human capital management (HCM) and financial management (FM) applications. Additional services include: solutions architecture, infrastructure design, systems integration, custom application development utilizing Microsoft and IBM (NYSE:IBM) technologies, and comprehensive program management.

"This acquisition creates a powerful organization in the Midwest," commented David McCarthy, CEO of Zanett. "Both organizations have excellent reputations in their individual markets and serve a rapidly growing list of impressive clients. Together, they will form an outstanding addition to the Zanett IT Commonwealth that will typify our slogan, 'Superb companies, Superb solutions'."

Jack Rapport, a member of Zanett's Executive Committee and Interim CEO of INRANGE Consulting noted, "Drawing from the superior product and technical expertise of two highly successful organizations, INRANGE Consulting will be among the few able to provide solutions across the entire suite of PeopleSoft products, including Enterprise, EnterpriseOne and World. In addition, its ability to deliver consulting, implementation and integration services based on Microsoft Business Solutions software applications means it is able to serve a large cross-section of the middle and upper middle market."

Details of the transaction will be communicated in Zanett's filing with the Securities and Exchange Commission on Form 8-K.

The Zanett IT Commonwealth currently includes INRANGE Consulting, Back Bay Technologies, a Boston-based full-service technology consulting firm providing strategic planning, solutions development, and support services; Paragon Dynamics, a Denver-based defense contractor specializing in defense intelligence systems engineering and homeland security; and Delta Communications Group, an Orange County, California-based leading network services integrator focusing on security, design and implementation solutions.


About Zanett, Inc. (www.zanettinc.com)

Zanett is an information technology ("IT") holding company that through its operating subsidiaries provides specialized IT services to Fortune 500 caliber and middle market companies, and large Government agencies. Collectively, the operating companies are referred to as the IT Commonwealth.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.

Contact:
     Zanett, Inc., New York
     Claudio Guazzoni or David McCarthy, 212/980-4600 corporaterelations@zanett.com